Exhibit 23.3

TIANYUAN LAW FIRM

11F/Tower C, Corporate Square, 35 Financial St.

Beijing. 100033, P. R. China

Tel: (8610) 8809-2188; Fax: (8610)8809-2150.

Date: September 17, 2010

Global Education & Technology Group Limited

9F Tower D, Beijing New Logo

A18 Zhongguancun South Street, Haidian District

Beijing 100081

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Risk Factors”, “Enforceability of Civil Liabilities,” “Corporate History and Structure”, “Regulation” and “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by Global Education & Technology Group Limited on September 17, 2010, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm